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                                                                   EXHIBIT 4-d-1


                                TRUST AGREEMENT

         THIS TRUST AGREEMENT, made as of the 30th day of September, 1995, by and between the SAVINGS PLAN ASSET COMMITTEE (hereinafter referred to as the "Committee") of Allen-Bradley Company, Inc. (hereinafter referred to as the "Company"), and FIRST INTERSTATE BANK OF CALIFORNIA, a California corporation having its principal place of business at Los Angeles, California (hereinafter referred to as the ("Trustee").

                                  WITNESSETH:

         WHEREAS, the Company has adopted the Allen-Bradley Savings and Investment Plan for Salaried Employees, the Allen-Bradley Savings and Investment Plan for Hourly Employees and the Allen-Bradley Employee Savings Plan for Represented Hourly Employees (hereinafter referred to collectively as the "Plan"), for the benefit of such of its employees as become participants therein, and their beneficiaries, if any, in the manner and to the extent provided in the Plan; and

         WHEREAS, the Plan provides that the property resulting from contributions made on behalf of all participants, including contributions made by the Company, shall constitute a trust fund to be held by a trustee or trustees in trust for the purposes provided for in the Plan; and

         WHEREAS, the Committee has been provided, pursuant to the provisions of the Plan documents, authority to enter into a Trust Agreement on behalf of the Company with respect to such trust fund;
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         WHEREAS, the Committee, by action taken on September 13, 1995, has appointed the Trustee as a trustee under the Plan; and the Trustee has determined and agreed to act in such capacity;

         NOW THEREFORE, the parties hereby agree as follows:

         1. The Committee, on behalf of the Company and the Plan hereby establishes a Trust with the Trustee pursuant to the Plan. Such Trust shall comprise the property resulting from cash or other property (acceptable to the Trustee) including the Common Stock of the Company ("Common Stock") received by the Trustee from any other Trustee under the Plan at the direction of the Committee, and contributions made pursuant to the Plan from time to time paid to the Trustee by the Company in cash or other property (acceptable to the Trustee) including Common Stock. All such cash, or other property, or investments or proceeds thereof and all income, profits, increments, and accruals therefrom (less the payments which the Trustee, from time to time, may make therefrom pursuant to the provisions hereof) shall constitute the Trust Fund. The Trust Fund shall be held by the Trustee in trust as herein provided. The Trust Fund shall be under no duties whatsoever hereunder, except as expressly stated herein and, without limiting the foregoing, shall have no responsibility to determine whether the amount of the property paid to it by the Company is in accordance with the Plan and no duty to collect, determine the accuracy of nor enforce payment to it of any property due it from the Company or any Participant.

         2. It shall be the duty of the Trustee hereunder (a) to hold, to invest and to reinvest the Trust Fund as herein provided, (b) to transfer all or any portion of the Trust Fund to any other Trustee as the Committee may from time to time direct, (c) to make such payments in cash or Common Stock ("payments") from the Trust Fund (i) as the plan administrator of the Plan (hereinafter referred to as the "Plan Administrator") may from time to time direct, which payments shall be the payments to Participants or their Beneficiaries as provided under the Plan, or to any other Trustee then serving as a Trustee under the Plan, or (ii) for the payment of the expenses as provided in Paragraph 7 of this Agreement, and (d) upon direction from the Committee to transfer from the Trust Fund all or a portion of the accounts of Participants employed by the Committee at a divested subsidiary, affiliate, component or part of any thereof, to any trustee or other funding agent of any pension or profit sharing plan or plans which is established or maintained by the acquirer of the said divested subsidiary, affiliate, component or part of any thereof on behalf of the said Participants in accordance with the provisions of section 401(a) of the Internal Revenue Code. Upon such directions such payments shall be made directly to the payee certified by the Committee to be entitled to receive them under the Plan. The Trustee shall be fully protected in making such payments from the Trust Fund upon such direction and shall not be charged with any responsibility as to the application of such payments or as to compliance of such transfer with Internal Revenue Code sections 401(a)(12) and 414(1).

         3. (a) To the extent directed by the Committee, the Trustee shall establish:


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                   (i)   A Diversified Fund consisting of all contributions made
                         by Participants under the Plan subsequent to September 30, 1995 and designated pursuant to provisions of the Plan as applicable from time to time (including provisions, if any, regarding transfers of sums between funds), as contributions to the Diversified Fund; all property purchased therewith and the proceeds and income of such contributions and property; and

                   (ii) A Fixed Income Fund consisting of all contributions made by Participants under the Plan subsequent to September 30, 1995 and designated pursuant to provisions of the Plan as applicable from time to time (including provisions, if any, regarding transfers of sums between funds), as contributions to the Fixed Income Fund, all property purchased therewith and proceeds and income of such contributions and property; and

                   (iii) A Stock Fund A consisting of all cash and Common Stock of the Company contributed by the Company to match contributions deducted from the Participant's compensation on or after October 1, 1995 and the proceeds and income therefrom; and

                   (iv)  RESERVED

                   (v) An Intermediate Term Bond Fund consisting of all contributions made by Participants under the Plan subsequent to September 30, 1995 and designated pursuant to provisions of the Plan as applicable from time to time as contributions to the Intermediate Term Bond Fund, all property purchased therewith and proceeds and income of such contributions and property; and

                   (vi) A Guaranteed Return Fund consisting of all contributions made by Participants under the Plan and designated pursuant to provisions of the Plan as applicable from time to time as contributions to the Guaranteed Return Fund (including provisions, if any, regarding transfers of sums between funds), any interest in a guaranteed return contract or contracts with an insurance company or companies acquired therewith and any other proceeds therefrom.


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              (b)  To the extent directed by the Committee, the Trustee shall from time to time:

                   (i) Invest and reinvest the principal and income of the Diversified Fund, without direction and without distinction between principal and income of the said Diversified Fund, which has not been segregated in an Investment Manager Account or accounts, in every kind of property (real, personal or mixed, and every kind of investment, specifically including, but not by way of limitation, corporate obligations of every kind and stocks preferred or common) which men of prudence, acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, as the Trustee shall in its discretion determine, provided that the Trustee shall not invest such principal and income in any security issued by the Company. Notwithstanding any other provision of this Agreement, up to 10% of the contributions made to the Diversified Fund may, to the extent directed by the Committee, be invested by the Trustee in any special investment fund maintained by the Trustee designed to offer unusual possibilities for growth and capital investment, and specifically within the contemplation hereof, and notwithstanding any other provision of this instrument, the persons, natural or legal, who control the investments of this Trust, may cause any part or all of the assets of this Trust to be invested collectively with the money and other assets of trust created by others by causing such money and other assets to be invested as part of any common, collective or commingled trust fund, as the same may have heretofore been or may hereafter be established by the Trustee, which is qualified under the provisions of section 401(a) and exempt under the provisions of
                         section 501(a) of the Internal Revenue Code of 1986, as the same may be amended. The money and other assets of this Trust so added to any such common, collective or commingled trust fund maintained by the Trustee shall be subject to all of the provisions of the Declaration of Trust, as the same may be amended, under which any such common, collective or commingled trust fund shall be maintained, and for the period of any such collective investment of assets of this Trust such Declaration of Trust, as the same may be amended, shall constitute a


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                   part of this instrument.  The Trustee shall have the sole
                   responsibility with respect to selecting, making and retaining investments; and

         (ii) Invest and reinvest the principal and income of the Fixed Income Fund without direction and without distinction between principal and income of the said Fixed Income Fund, in the following kinds of instruments of debt with maturity of not more than three years: treasury bills, treasury notes, treasury bonds, federal agency obligations, other instruments of federal, state and local government debt, bankers acceptances and bank certificates of deposit, and cash equivalents including short-term fixed income commingled and collective investment funds of banks, but the Trustee shall not invest such principal and income in any instrument of debt issued by the Company. The Trustee shall have the sole responsibility with respect to selecting, making and retaining investments, and

         (iii) Use all cash in the Stock Fund A only to purchase Common Stock. Purchases may be made from or through any source (other than the Committee) including a Participant. Rights, options or warrants offered to purchase Common Stock shall be exercised by the Trustee in his discretion but only to the extent that there is cash available in the Stock Fund A for investment. To the extent they are not exercised, the same shall be sold on the open market. Rights, options or warrants to purchase securities of Rockwell International Corporation or its subsidiaries or affiliates other than Common Stock shall be sold by the Trustee on the open market; and

         (iv)      RESERVED

         (v) Invest and reinvest the principal and income of the Fixed Income Fund without direction and without distinction between principal and income of the said Fixed Income Fund, in the following kinds of instruments of debt with a combined average maturity of not more than five years: treasury bills, treasury notes, treasury bonds, federal agency obligations and other instruments of government debt. The Trustee shall have the sole responsibility with respect to selecting, making and retaining investments, and

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         (vi)      Invest and reinvest the principal and income of the
                   Guaranteed Return Fund only in one or more contracts executed between the Trustee and one or more insurance companies whereby such companies agree to guarantee a defined rate or rates of earnings or interest on amounts so invested. Such contract or contracts shall contain such terms, and shall be with such insurance company or companies, as the Company may direct; and

         (vii) In making all investments pursuant to the above subsections, the Trustee (A) shall not, except as provided in Part 4 of Title I of the Employee Retirement Income Security Act of 1974, be bound by any law or court doctrine of any state or jurisdiction limiting trust investments, (B) makes no warranty or representation with respect to the continuing value of participating units, and (C) shall give consideration to the cash requirements of the Plan.

    (c) The Trustee may exercise or sell any options, rights or warrants which entitle the Trustee to subscribe or purchase securities, subject, however, to the requirements of the preceding subparagraph 3.(b)(iii) and (iv) hereof as to securities of the Company. If any sales are made other than on a national securities exchange, the price shall be no less than the lowest quotation for such options, rights or warrants on the New York Stock Exchange, or such other exchange on which such security is listed, on the date of such sale, adjusted for brokerage fees, commission and other handling charges.

    (d) Notwithstanding any provisions herein to the contrary, the Trustee shall not cause the Plan to engage in any transaction constituting a prohibited transaction within the meaning of sections 406 through 408 of the Employee Retirement Income Security Act or section 4975 of the Internal Revenue Code.

4. (a) Except as otherwise provided in this Paragraph 4, the duty with respect to the voting, retention, and tendering of Common Stock held in the Stock Fund A or the Stock Fund B shall be solely that of the Trustee, to be exercised solely in the Trustee's discretion.

    (b) With respect to any matter as to which a vote of the outstanding shares of Common Stock is solicited by proxies, consents or authorizations:

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         (i)       Each Participant shall be entitled to direct the Trustee, and the Trustee shall solicit the direction in writing of each Participant, as to the manner in which voting rights of shares of Common Stock held in the Stock Fund A or the Stock Fund B which either represent the vested or non-vested interest of such Participant in the Stock Fund A as of the record date fixed for determining the holders of Common Stock entitled to vote on such matter or have been credited as of such record date to the Stock Fund B account of such Participant are to be exercised with respect to such matter, and the Trustee shall exercise the voting rights of such shares with respect to such matter in accordance with the last-dated timely written direction, if any, of such Participant. In connection with the solicitation of written directions from Participants, the Committee will cause to be furnished to each Participant and the Trustee notice of each occasion for the exercise of such voting rights, an appropriate form on which such written direction may be given, and a statement containing the information that the Company distributes to stockholders generally regarding the exercise of such voting rights; and

         (ii) The duty with respect to the exercise of voting rights on shares of Common Stock held in the Stock Fund A or the Stock Fund B as to which no timely direction in writing has been received pursuant to paragraph (i) of this subsection (b) shall be solely that of the Trustee, to be exercised solely in the Trustee's discretion.

    (c) In the event of any Tender Offer (as defined in Section 17.1 of the Plan):

        (i) Each Participant shall be entitled to direct the Trustee, and the Trustee shall solicit the direction in writing of each Participant, as to the tendering or depositing of any shares of Common Stock held in the Stock Fund A or the Stock Fund B which either represent the vested or non-vested interest of such Participant in the Stock Fund A as of the Tender Date (as defined herein) with respect to such Participant or have been credited as of such Tender Date to the Stock Fund B account of such Participant, and, except as limited by paragraph (iii) hereof, the

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                   Trustee shall tender or deposit such shares pursuant to any such Tender Offer in accordance with the last dated timely written direction, if any, of such Participant;

         (ii) Except as limited by Paragraph (iii) hereof, the duty with respect to the retention, tendering or depositing of shares of Common Stock held in the Stock Fund A or the Stock Fund B as to which no timely direction in writing has been received pursuant to paragraph (i) hereof shall be solely that of the Trustee to be exercised solely in the Trustee's discretion; and

         (iii) Shares of Common Stock held in the Stock Fund A or the Stock Fund B shall not be tendered or deposited by the Trustee pursuant to any such Tender Offer until the earliest of (A) immediately preceding the scheduled expiration of the Tender Offer pursuant to which such shares are to be tendered or deposited or (B) immediately preceding the expiration of the period during which such shares of Common Stock will be taken up and paid for on a pro rata basis pursuant to such Tender Offer or (C) the expiration of 30 days from the date of the Trustee's solicitation of Participant's written direction pursuant to paragraph (i) hereof; and

         (iv) The duty with respect to the withdrawing of, or other exercise of any right to withdraw, shares of Common Stock held in the Stock Fund A or the Stock Fund B which have been tendered or deposited pursuant to any such Tender Offer shall be solely that of the Trustee, provided that the Trustee may solicit the direction in writing of each Participant with respect to whom any such shares of Common Stock have been tendered or deposited pursuant to any such Tender Offer as to the withdrawing of, or other exercise of any right to withdraw, such shares of Common Stock, and if such solicitation is made, the Trustee shall act in accordance with the last dated timely written direction, if any, of each such Participant. As used in this subparagraph (c) with respect to a Participant, the term "Tender Date" means the date on which the Trustee tenders or deposits any shares of the Common Stock either representing the vested


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                   or non-vested interest of such Participant in the Stock Fund
                   A or credited to the Stock Fund B account of such Participant in accordance with this subparagraph (c).

    5. (a) While the provisions of Article XVII of the Plan are in effect, the Trustee shall establish:

              (i) A Sub Fund A consisting of any cash, securities or other consideration received by the Trustee as payment for shares of Common Stock previously held in the Stock Fund A which were tendered or deposited in accordance with Paragraph 4, all property purchased therewith and the proceeds and income therefrom; and

              (ii) A Sub Fund B consisting of any cash, securities or other consideration received by the Trustee as payment for shares of Common Stock previously held in the Stock Fund B which were tendered or deposited in accordance with Paragraph 4, all property purchased therewith and the proceeds and income therefrom.

         (b) The Trustee shall use all cash in the Sub Fund A and the Sub Fund B only to purchase the kinds of instruments of debt with maturity of not more than three years in which the Trustee and any Investment Manager may invest and reinvest the principal and income of the Fixed Income Fund pursuant to Paragraph 3(b)(ii) and shall so invest and reinvest the principal thereof and income thereon. Dividends, income and other distributions received on, and proceeds from the sale or other disposition of, any securities or other consideration held by the Trustee for Participants in the Sub Fund A or the Sub Fund B pursuant to a tender or deposit of shares of Common Stock in accordance with Paragraph 4 shall be similarly invested and reinvested.

    6. The Trustee, in its discretion, may keep any portion of any of the Trust Fund in cash or cash balances in such amounts as may be necessary to meet contemplated requirements of the Plan. The Trustee is authorized to hold the cash amounts described in this Section 6 in deposits in its commercial banking department which bear a reasonable rate of interest. However, no provision of this Trust Agreement shall be construed as requiring payment of interest on cash held for a reasonable period of time pending investment or pending disbursement pursuant to the Plan and this Trust Agreement.

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    7. The Trustee is authorized and empowered in its discretion subject to the terms of Section 3 hereof but not by way of limitation;

              (a) To sell, exchange, convey, transfer or dispose of and also to grant options with respect to, any property at any time held by it, and any sale may be made by private contract or by public auction, and for cash or upon credit, or partly for cash and partly upon credit, as the Trustee may deem best, and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition.

              (b) To compromise, compound and settle any debt or obligation due to or from it as the Trustee hereunder and to reduce the rate of interest on, to extend or otherwise modify, or to foreclose upon default or otherwise enforce any such obligation;

              (c) To vote in person or by proxy on any stocks, bonds or other securities held by it, subject to the provisions of Paragraph 4 in the case of shares of common stock;

              (d) To exercise any options appurtenant to any stocks, bonds or other securities for the conversion thereof into other stocks, bonds or securities, or to exercise any rights to subscribe for additional stocks, bonds or other securities and to make any and all necessary payments therefor; to join in, or to dissent from, and to oppose, the reorganization, recapitalization, consolidation, liquidation, sale or merger of corporations or properties in which it may be interested as Trustee, upon such terms and conditions as it may deem wise;

              (e) To make, execute, acknowledge and deliver any and all deeds, assignments and instruments;

              (f) To cause any investments from time to time held by it to be registered in, or transferred into, its name as Trustee or the name of its nominee or nominees, or to retain them unregistered or in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

              (g) To do all acts whether or not expressly authorized which it may deem necessary or proper for the protection of the property held hereunder.

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8.  (a)  The duties imposed upon the Trustee by this Amendatory Trust Agreement shall be subject to the provisions of this Paragraph 8.

    (b) The Committee from time to time may direct the segregation of all or a portion of the Trust Fund in an Investment Manager Account (or Accounts), and if it does so, shall also appoint an Investment Manager (or Investment Managers) with respect to the portion of the Trust Fund so segregated. Written notice of any such appointment will be given to the Trustee and to the Investment Manager. The Investment Manager shall have full discretion (subject to the criteria set forth in Paragraph 3(b) hereof which shall be incorporated in the document appointing the Investment Manager) to direct the Trustee with respect to the acquisition, retention, management and disposition of the assets from time to time comprising the Investment Manager Account. The Trustee shall follow the directions of the Investment Manager regarding the acquisition, retention, management and disposition of assets comprising the Investment Manager Account and shall be under no duty or obligation to review the assets comprising the Investment Manager Account from time to time, or to make any recommendations with respect to the investment or reinvestment thereof. The Trustee shall have no liability or responsibility to the Committee or any beneficiary of the Trust Fund for acting on the direction of, or for the Trustee's failure to act in the absence of any directions from, the Investment Manager. The Trustee may assume that any Investment Manager Account previously created and the appointment of any Investment Manager previously made continue in force until receipt of written notice to the contrary from the Committee. Pending receipt of instructions from the Investment Manager with respect thereto, any cash received by the Trustee from time to time for the Investment Manager Account may be retained by the Trustee, in its discretion, in cash or cash balances. Neither the Trustee nor the Investment Manager shall be liable or responsible for the acts of the other.

    (c) In the event the Committee has appointed more than one trustee to serve as trustees under the Plan, the Committee from time to time may allocate specific responsibilities, obligations or duties among trustees, provided each trustee to whom responsibilities, obligations or duties are allocated agrees in writing to such allocation. In the event of such allocation, a trustee to whom certain responsibilities, obligations or duties have not been

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              allocated shall not be liable either individually or as a trustee for any loss resulting to the Plan arising from the acts or omissions on the part of another trustee to whom such responsibilities, obligations or duties have been allocated.

         (d) The Committee shall indemnify the Trustee against and save it harmless from any and all liability and costs, including attorney's fees, which the Trustee may incur as a result of any action taken by the Trustee in accordance with any direction of the Committee or any such Investment Manager designated by the Committee, or by reason of the Trustee's failure to exercise any of its powers because of the failure of the Committee or such Investment Manager to give such directions.

    9. (a) Except as provided in Paragraph (b) below, all costs and expenses incurred in the administration of the Plan, including the Trustee's fees and expenses, Investment Manager fees and expenses, and those of the Trustee's and Investment Manager's counsel, shall be borne by the Company and shall constitute a charge on the Trust Fund until so paid; provided that unless the Board of Directors shall by resolution provide to the contrary the Company shall not, and in no event shall the Trust Fund, pay any such Trustee, Trustee's counsel, Investment Manager or investment advisors fees or expenses incurred (1) in preparing for or prosecuting any action against the Committee, any member of the Plan Committee or the Plan Administrator or (2) in defending or settling, or satisfying a judgment relating to any proceeding either arising out of any alleged misfeasance or nonfeasance in any person's performance of duties with respect to the Plan or arising out of any alleged wrongful act against the Plan.

         (b) Brokerage fees, commissions, stock transfer taxes and other charges and expenses incurred in connection with transactions relating to the acquisition or disposition of property for or of the Trust Fund, including any part segregated in an Investment Manager Account, or distributions therefrom shall be paid from the Trust Fund, including any part segregated in an Investment Manager Account. Taxes, if any, payable by the Trustee on the assets at any time held in the Trust Fund or on the income thereof shall be paid from the Trust Fund.

    10. The Trustee may consult legal counsel (who may be counsel for the Committee) concerning any question which may arise in connection with its duties under this Agreement, and the opinion of such counsel shall be full and complete protection with respect to any action taken or suffered by the Trustee hereunder in good faith and in accordance with the opinion of counsel, provided that the Trustee shall not be protected by

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this Section for reliance upon the opinion of counsel other than Committee counsel in a matter involving interpretation of the Plan unless Committee counsel has failed to provide, within a reasonable period following notice of such opinion, inconsistent advice with respect to such matter.

    11. The Trustee shall keep accurate and detailed records of all investments, receipts and disbursements and other transactions hereunder including those directed by an Investment Manager and to the extent directed by the Committee, shall keep such records so as to segregate with respect to each Participant amounts contributed by each Participant and amounts contributed by the Company on his behalf. All such accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person or persons designated by the Committee. As soon as practicable following each Valuation Date under the Plan, the Trustee shall provide the Committee such data as shall be required to determine values of all accounts in accordance with the unit valuation procedure described in the Plan. Within sixty (60) days following October 1 of each year or following the close of such other annual period as may be agreed upon between the Trustee and the Committee and within sixty (60) days after the removal or resignation of the Trustee as provided in Paragraph 3 hereof, the Trustee shall file with the Committee a written report setting forth all investments, receipts and disbursements and other transactions effected by it during such year, or such other annual period or during the period from the close of such year or other annual period to the date of such removal or resignation, including a description of all securities and investments purchased and sold with the costs or net proceeds of such purchases and sales (excluding accrued interest paid or received), and showing all cash, securities and other property held at the end of such year or other period. Upon the expiration of six (6) months from the date of filing such annual or other account, the Trustee shall be forever released and discharged from any liability or accountability to anyone with respect to the propriety of its acts or transactions shown in such account, except with respect to any such acts or transactions as to which the Committee shall within such six (6) month period file with the Trustee a written statement claiming negligence or willful misconduct or lack of good faith on the part of the Trustee.

    12. In the event the Committee has appointed two or more Trustees to serve as Trustees of and under the Plan, one of such Trustees shall in the event the Committee elects to have the unit values determined by a Trustee upon direction from the Committee determine the value of each Unit in the Trust Fund as of each Valuation Date in accordance with the provisions of the Plan. The Trustee responsible for determination of the value of each Unit shall be entitled to rely upon the market values of trust property held under the Plan by any other Trustees as determined by such other Trustees, upon receipt of written certification of such values by such Trustees. The Trustee shall in any event determine the fair market value of all property in the Trust Fund on such basis as it deems appropriate, as of such dates as the Committee may direct.

    13. The Trustee may be removed by the Committee at any time upon ninety (90) days' notice in writing to the Trustee. The Trustee may resign at any time upon ninety (90) days' notice in writing to the Committee. Upon such removal or resignation of the Trustee the Committee shall appoint and designate a successor Trustee and the Trustee shall assign and transfer and pay over to such successor Trustee the funds and properties

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then constituting the Trust Fund.  Any successor Trustee appointed as provided in this paragraph shall execute and deliver to the Committee and its predecessor Trustee an instrument accepting such appointment hereunder, and such successor Trustee, without any further act, deed or conveyance, shall as of the effective date of its appointment become vested with all rights, powers, duties and obligations of its predecessor Trustee hereunder, with like effect as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Committee or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any amounts then due to it pursuant to the provisions of Paragraph 9 of this Agreement, execute and deliver an instrument transferring to each successor Trustee all the rights and powers of the Trustee so ceasing to act. Upon request of any such successor Trustee, the Committee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. The Trustee is authorized to reserve such sum of money, or to liquidate such property and reserve such sum of money, or to liquidate such property and reserve the proceeds thereof, as to it may seem advisable for the payment of its expenses in connection with the settlement of its accounts, and the payment of any other amounts then due to it pursuant to the provisions of Paragraph 9 of this Agreement, or otherwise, and any balance of such reserve remaining after the payment of such expenses shall be paid over to such successor Trustee.

     14. All requests, directions, requisitions, certificates and instructions to the Trustee from the Committee shall be in writing signed by a person authorized to sign such documents by the Plan Committee and the Trustee shall act and shall be fully protected in acting in accordance with such requests, directions, requisitions, certificates and instructions. Any action by the Plan Committee pursuant to the provisions of this paragraph shall be taken by a resolution by such body, a copy of which shall be provided to the Trustee.

     15. It is the intention of the Committee that this Trust and the Plan of which it is a part shall be permanently administered for the benefit of employees and this Trust is, accordingly, irrevocable; but, if changing conditions require, this Agreement and the Trust created hereby may be terminated at any time by the Committee, and upon such termination the Trust shall be distributed by the Trustee as and when directed by the Committee in accordance with the provisions of Paragraph 2. From and after the date of termination of this Agreement and the Trust and until the final distribution of the Trust, the Trustee shall continue to have all the powers provided under this Agreement as are necessary and expedient for the orderly liquidation and distribution of the Trust.

     16. This Agreement, other than this Paragraph 16, may be amended at any time by the Committee, provided, however, in no event shall any such amendment operate to (a) revest the Trust or any part thereof in the Committee, (b) reduce the then accrued benefit or the amount then held for the benefit of any Participant in the Plan, or (c) cause any part of the Trust Fund (except as provided in Paragraph 9(b) hereof) to be used for, or diverted to, purposes other than for the exclusive benefit of the said employees and their Beneficiaries. The Committee shall provide Trustee with notice of any such amendment by delivering a copy thereof to the Trustee. In no event shall any modifications or amendments which affect the rights, duties or responsibilities of the Trustee be made without the Trustee's written consent. This paragraph shall not be construed to enlarge the obligations of the Committee beyond those assumed under the Plan.

     17. The term "Plan" whenever used herein shall mean the Plan as the same may be amended or modified from time to time. The Committee shall cause a copy of each amendment or modification, or a copy of the Plan as so amended or modified, to be delivered to the Trustee for convenience or reference.

     18. Any qualified corporation into which the Trustee may merge or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee may be a party, shall be the successor of the Trustee hereunder, without the execution or filing of any additional instrument or the performance of any further act.

     19. No right or benefit provided for in this Plan or in this Agreement shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void. No such right or benefit shall be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such right or benefit. No such right or benefit shall be subject to garnishment, attachment, execution or levy of any kind. If any Participant or Beneficiary shall become a bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge such right or benefit deriving from the Trust Fund, or if such right or benefit to which such person may be entitled should be held by any court to be subject to garnishment, attachment, execution or levy of any kind, then in the discretion of and upon direction from the Committee such right or benefit shall cease and terminate and the same shall be held or applied, in whole or in part, to or for the benefit of such Participant or Beneficiary or his spouse, children, or other dependents, or any of them, in such manner and in such proportion as the Committee shall deem proper. Any payment so made or applied shall be conclusively deemed to have been made for the benefit of such Participant or Beneficiary, as the case may be.

     20. In the event any controversy or disagreement shall arise as to the payee or payees to whom payment or delivery of any funds, contracts or property shall be made by the Trustee, or as to any other matter arising in the administration of this Trust, the Trustee may retain the funds, contracts or property involved without liability pending settlement of the controversy or disagreement. The Trustee shall not be liable for the payment of any interest or income on any cash or other property held by it under such circumstances, except only to the extent of interest or income received by it.

     21. In the event that the Plan Administrator shall find that any Participant or Beneficiary to whom a benefit is payable under the terms of the Plan from the Trust Fund is unable to care for his affairs because of illness or accident, is otherwise mentally or physically incompetent, or unable to give a valid receipt, the Plan Administrator may cause the payments becoming due to such Participant or Beneficiary to be paid to another person for his benefit without responsibility on the part of the Committee, or the Trustee, to follow the application of such payment. Any such payment shall be a payment for the account of the Participant or Beneficiary and shall operate as a complete discharge of all liability therefor under the Plan of the Trustee and the Committee.

     22. Nothing in the Plan or in this Agreement shall be deemed to confer any legal or equitable right or interest in the Trust Fund in the favor of any Participant, Beneficiary or other person, except to the extent expressly provided in the Plan.

     23. The Trustee accepts the Trust created hereunder and agrees to be bound by all the terms of this Agreement.

     24. This Agreement shall be construed and enforced according to the laws of the State of California, and all provisions hereof shall be administered according to the laws of the said State.

     25. All terms used in this Agreement and not defined herein shall have the same meaning as when used in the Plan, unless a different meaning is required by the context.

     26. The Company intends to have the Plan qualified with and approved by the Internal Revenue Service as a Plan, contributions to which are deductible by the Company for Federal income tax purposes. Subject to the provisions of Paragraph 16 hereof, any modification or amendment of the Plan or the Trust Agreement may be made retroactively by the Company, if necessary or appropriate, to qualify or maintain the Plan as a plan and trust, meeting the requirements of applicable sections of the Internal Revenue Code and of other Federal and State tax laws, as now in effect or hereafter amended or enacted.

     27. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and the said counterparts shall constitute but one and the same instrument.

     28. This Trust shall continue in effect indefinitely unless terminated in accordance with the provisions of this Agreement, provided, however, should section 28004 of the California Corporations Code or 715.3 of the California Civil Code, or either of them, be held unconstitutional, or invalid, or inapplicable, or be repealed or amended with retroactive effect so that this Trust offends against the Rule against Perpetuities, then this Trust shall terminate upon the death of the last survivor of all persons who are in being on the date hereof and who are or may become Participants under the Plan.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized and their corporate seals to be hereunto affixed and duly attested, all as of the day and year first above written.

                                            SAVINGS PLAN ASSET COMMITTEE

                                            /s/ Jodie K. Glore
                                            ------------------------------------
                                            Jodie K. Glore


                                            /s/ Kenneth W. Krueger
                                            ------------------------------------
                                            Kenneth W. Krueger


                                            /s/ Julie A. Beck
                                            ------------------------------------
                                            Julie A. Beck

                                            FIRST INTERSTATE BANK OF CALIFORNIA


Attest:                                     By: /s/ S. Ryan
                                                --------------------------------
                                                Vice President


/s/ Aleyda Alvarado
-----------------------------------
Trust Officer